Exhibit 10.39

AMENDMENT NO. 1 TO THE

EVERYWARE GLOBAL, INC. 2012 STOCK OPTION PLAN

May 21, 2013

THIS AMENDMENT NO. 1 TO THE EVERYWARE GLOBAL, INC. 2012 STOCK OPTION PLAN (this “Amendment”) is hereby made by the board of directors (the “Board”) of EveryWare Global, Inc., a Delaware corporation (the “Company”), as of the date first set forth above.

WHEREAS, the Company’s 2012 Stock Option Plan (the “Plan”) was adopted by the Board on September 29, 2012;

WHEREAS, pursuant to Section 6.10 of the Plan, the Board has deemed advisable and approved the amendment set forth below.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

1.	Amendment. The Plan is hereby amended by replacing the definition of “Change of Control” in Article II with the following:

“Change of Control” means any transaction or series of related transactions pursuant to which (x) any Person (other than Monomoy Capital Partners, L.P. (“MCP”), Monomoy Capital Partners II, L.P. (“MCP II”) or any Affiliate of MCP or MCP II) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) (other than voting rights accruing only in the event of a default, breach or event of noncompliance) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis or (y) MCP and MCP II, together with their respective Affiliates, in the aggregate, own less than 50 percent of the Company’s voting equity securities.

2.	No Other Changes. Except as set forth herein, all other terms and provisions of the Plan remain in full force and effect.